UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSUMERS BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

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CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 29, 2020

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held as a virtual meeting, on Thursday, October 29, 2020, at 10:00 a.m. (local time), for the following purposes:

1.	To elect three Class II directors to serve a three-year term until the Annual Meeting of Shareholders in 2023 or until their successors are elected and qualified; and

2.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on September 9, 2020 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

Due to public health concerns regarding the coronavirus outbreak (COVID-19), this year’s annual meeting will be a “virtual meeting” of shareholders. You will be able to attend and vote at the 2020 Annual Meeting via live webcast by visiting www.meetingcenter.io/296950890. Further details regarding the virtual meeting format can be found under the General Information - Virtual Meeting Information section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the envelope provided or authorize your proxy electronically over the Internet as promptly as possible. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. If you attend the meeting and so desire, you may withdraw your proxy by giving a written notice of revocation and vote in person.

By Order of the Board of Directors

Laurie L. McClellan Chairman

Minerva, Ohio

September 21, 2020

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 29, 2020

The proxy statement and annual report are available

at www.envisionreports.com/CBKM.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 29, 2020

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company, Consumers or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held virtually on Thursday, October 29, 2020, at 10:00 a.m., local time and any adjournments thereof.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders of record on or about September 24, 2020. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on September 9, 2020 are entitled to notice of and to vote at the Annual Meeting. As of September 9, 2020, 3,015,578 Consumers Bancorp common shares, no par value, were outstanding. Each shareholder will be entitled to one vote for each common share beneficially owned on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all director nominees named in this Proxy Statement; and (2) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present or by proxy shall constitute a quorum. The three nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. Abstentions will be counted in establishing the quorum and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Theresa Linder, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

Virtual Meeting Information

Due to public health concerns regarding the coronavirus outbreak (COVID-19), the annual meeting will take place virtually via live webcast at www.meetingcenter.io/296950890 on Thursday, October 29, 2020, at 10:00 a.m., local time. You will not be able to attend the meeting in person.

Instructions/Q&A Section

Q:	How can I attend the Annual Meeting?

A:

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on September 9, 2020, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/296950890. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included in this proxy statement and on your proxy card. The password for the meeting is CBKM2020.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m., (local time). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the Annual Meeting virtually on the Internet?

A:

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Consumers holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on October 26, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

Consumers Bancorp, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q:	How do I vote at the Annual Meeting?

A:	You will be able to vote during the annual meeting by providing your digital control number that is listed on your proxy card when you log into the webcast at www.meetingcenter.io/296950890.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board of Directors, acting through the Corporate Governance/Nominating Committee, is responsible for identifying and evaluating candidates for Board membership. The Board currently consists of ten members and the Company’s Amended and Restated Articles of Incorporation provides that the Board of Directors be divided as equally as possible into three classes designated as Class I, Class II and Class III. Generally, the directors in each class are elected to serve staggered three-year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board of Directors has four directors in Class II with terms expiring in 2020, four directors in Class III with terms expiring in 2021, and two directors in Class I with terms expiring in 2022. Following the 2020 Annual Meeting the Board will consist of nine members.

The term of office of current Class II directors Bradley Goris, David W. Johnson, Harry W. Schmuck and Laurie L. McClellan will expire at the annual meeting on October 29, 2020. Bradley Goris, Laurie L. McClellan, and Harry W. Schmuck, constitute the Class II nominees to be elected to serve until the 2023 annual meeting or until their successors are elected and qualified. Mr. Johnson has decided to not stand for reelection and his term will conclude at the 2020 Annual Meeting. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors, unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees for Class II directors.

DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees for Election at the Annual Meeting

Class II Directors – Term ending in 2020

Bradley Goris (age 66) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January of 2011. Mr. Goris is an independent member of the Compensation Committee, Corporate Governance/Nominating Committee, Asset/Liability Committee and Audit/Risk Committee. He is a retired agent of the Goris-Meadows Insurance Agency in Alliance, Ohio, and past Vice-President of the A.A. Hammersmith Insurance Agency in Massillon, Ohio. He is currently the managing member of Goris Properties, LLC, a family real estate development and management firm in Alliance. Mr. Goris’ experience and commitment to local service and nonprofit organizations supports Consumers National Bank’s community bank philosophy.

Laurie L. McClellan (age 67) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since October of 1987 and as Chairman of the Boards since March of 1998. Ms. McClellan is a member of the Executive Committee and the Loan Committee. Prior to her retirement effective October 1, 2018, Ms. McClellan performed internal corporate duties with an emphasis on investor and community relations and was named the Director of Shareholder Relations for Consumers Bancorp, Inc. in 2011. Prior to becoming Chairman, she served as Corporate Secretary and Vice Chairman of the Boards. Ms. McClellan was the Manager of the Romain Fry Investment Company, LLC and serves on various community and nonprofit advisory boards. She has 33 years of experience in community banking with an extensive knowledge of the Company’s history and operations and has a strong understanding of banking regulation and compliance.

Harry W. Schmuck, Jr. (age 71) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since November of 2005. Mr. Schmuck is an independent member of the Audit/Risk Committee, the Corporate Governance/Nominating Committee and Chairman of the Loan Committee. He is the Operations Manager of Schmuck Partnership, an agricultural business, working in the business since 1970, and a Farm Sales Associate of Russ Kiko & Associates, Inc. Mr. Schmuck brings experience in agricultural products and livestock sales and valuation. He is responsible for guiding the Schmuck Partnership in investment decisions and has a firm understanding of management, operations and marketing. He has served on various community agencies and boards. His knowledge in agriculture has benefited the Loan Committee in analyzing farm credits since joining the Board in 2005.

Members of the Board of Directors Continuing in Office

Class II Director – Term ending in October 2020

David W. Johnson (age 60) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July of 1997. He is an independent member of the Asset/Liability Committee, Compensation Committee and chairman of the Corporate Governance/Nominating Committee. Mr. Johnson has been in the tile manufacturing business since 1982. He is currently the Chief Executive Officer of Summitville Tiles, Inc., located in Summitville, Ohio, and previously served as President and Vice President of Administration. Since 1990 he has served as President of Spread Eagle Tavern & Inn, a fine dining restaurant and restored inn in Hanoverton, Ohio. Mr. Johnson is a Partner in PCJ Ltd. and Johnson Joint Venture, both family holding companies. Mr. Johnson has extensive management knowledge, business experience and is dedicated to community and civic affairs, serving on various educational, political and business boards and in June 2020, he was reappointed by Governor DeWine to serve on the Board of the Ohio Bureau of Workers Compensation. In May 2018, he was elected Treasurer of the Ohio Republican Party. As a leader in manufacturing, Mr. Johnson has represented the industry at both the State and Federal levels. Having served as Chairman of the Corporate Governance/Nominating Committee and as member of the Asset/Liability Committee since joining the Board, Mr. Johnson has a strong history in bank governance. Mr. Johnson has decided to not run for re-election, so his term will conclude at the October 2020 Annual Meeting.

Class III Directors – Term ending in 2021

John P. Furey (age 68) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since August of 1995 and was appointed Vice Chairman of the Board in June 2015. Mr. Furey is an independent member of the Compensation Committee, Loan Committee and serves as the Chairman of the Executive Committee. In June 2018, Mr. Furey retired as the Corporate President of Furey’s Wheel World, Inc., located in Malvern, Ohio, an automotive retail sales business. He is a Licensed Pilot, Certified Flight Instructor and Aircraft Builder. During his career in the automotive industry he served on several automotive and finance advisory boards and has a strong management background with extensive knowledge in automotive sales, marketing, financing and customer service. Over his 25-year history as a director of Consumers, Mr. Furey has served on various standing and ad hoc committees and has developed a strong background in community banking.

Richard T. Kiko, Jr. (age 54) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January of 2015. Mr. Kiko is an independent member of the Asset/Liability Committee, the Corporate Governance/Nominating Committee and the Audit/Risk Committee. He is currently President and a director on the Board of Coletta Holdings Inc., which includes the following holdings: Russ Kiko Associates Inc., Richard T. Kiko Agency, Inc. and Kiko Auctioneers & Realtors, Canton, Ohio. Mr. Kiko is also the President of Futuregen LLC, a private finance company. Prior to joining the family business, Mr. Kiko was a Director and Vice President of Foodservice & Industrial Business for Eagle Family Foods, Inc. He brings a broad range of experience in sales, marketing, logistics, manufacturing, finance and general management. As a third-generation auctioneer and realtor, Mr. Kiko specializes in working with large clients, land, commercial real estate and mineral rights, which has benefited Consumers and broadened the expertise of the Board.

Thomas M. Kishman (age 71) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March of 1995. Mr. Kishman is an independent member of the Compensation Committee, Loan Committee and the Executive Committee. He is currently the co-owner of Kishman’s IGA and Gulf GasNGo located in Minerva, Ohio, a retail grocery and fuel center. Mr. Kishman has spent his entire career in retail sales, working in the family’s grocery business since 1964. He has a strong management background and is a dedicated member and supporter of the local community. Serving as past Chairman of the Audit Committee and as a member of the Corporate Governance/Nominating Committee for 16 years, Mr. Kishman has a good understanding of banking risks and controls.

Ralph J. Lober II (age 53) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since 2008. Mr. Lober is currently the President and Chief Executive Officer, first joining the Company in 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober was promoted to President and was appointed to Consumers National Bank’s Board of Directors in January 2008. Mr. Lober currently is a Member of the Asset/Liability Committee (Chairman) and Loan Committee. Having served as Executive Vice President and Chief Financial Officer at Morgan Bank National Association from 1999 until May of 2007, Mr. Lober has a strong background in finance, funds management and operations. Mr. Lober is a certified public accountant licensed in Ohio and Pennsylvania and a graduate of the Graduate School of Banking in Madison, Wisconsin. He has served on the boards and executive committees of several industry and community organizations.

Class I Directors – Term ending in 2022

John W. Parkinson (age 55), formerly a member of Peoples Bancorp of Mt. Pleasant, Inc. board of directors, was appointed to serve as a Director of Consumers Bancorp, Inc. and Consumers National Bank on January 1, 2020. He is an independent member of the Audit/Risk Committee and the Asset/Liability Committee. Mr. Parkinson is President, Chief Compliance Officer of Appalachian Capital Management Ltd., a firm he founded in 1990, which provides money management for individuals, trusts, non-profits and corporations. He has a Bachelor of Science degree from The Ohio State University and is a Certified Financial Planner. Mr. Parkinson served as a member of Peoples Bancorp of Mt. Pleasant, Inc. and The Peoples National Bank of Mount Pleasant board of directors since 2005.

Frank L. Paden (age 69) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July of 2013. He is an independent member of the Executive Committee, Loan Committee and Chairman of the Audit/Risk and Compensation Committees. Mr. Paden formerly served in several executive positions at Farmers National Bank of Canfield for 38 years and brings extensive financial expertise to the Board of Directors. Mr. Paden served as President and Chief Executive Officer at Farmers National Bank of Canfield from 1996 until he was appointed Executive Chairman of the Board in 2010. Mr. Paden served as Executive Chairman until September 2011, at which time he retired. Mr. Paden is currently a trustee of Hiram College, serving on the Finance Committee, Student/Athlete Board Committee, and as Chairman of the Audit/Risk Committee. He is also Treasurer for the Board of the Mahoning County Agriculture Society’s Canfield Fair, serves as a Trustee with the Circle of Friends Foundation and as Vice President of the Children’s Circle of Friends.

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers Bancorp held 12 Board meetings and Consumers National Bank held 13 Board meetings during the 2020 fiscal year. All directors attended at least 75% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board on which they served during the 2020 fiscal year. The Company has determined that all directors, except Ms. McClellan and Mr. Lober, are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules and qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members, except for Mr. Furey, attended the 2019 Annual Meeting of Shareholders.

Consumers Bancorp has an Asset/Liability Committee, Audit/Risk Committee, Compensation Committee, Corporate Governance/Nominating Committee, Executive Committee and Loan Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Mr. Goris, Mr. Johnson, Mr. Kiko, Mr. Parkinson and Mr. Lober, who serves as chairman. Also, during the 2020 fiscal year Mr. Mueller served on the committee until March 2020. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital and interest rate risk position. During the 2020 fiscal year, the Asset/Liability Committee met four times.

The Audit/Risk Committee is comprised of Mr. Goris, Mr. Kiko, Mr. Parkinson, Mr. Schmuck and Mr. Paden, who served as chairman. Also, during the 2020 fiscal year Mr. Mueller served on the committee until March 2020. The primary function of the Audit/Risk Committee includes the review and oversight of the financial reporting process, internal control environment and the risk management process, including enterprise risk management. Also, the Audit/Risk Committee provides oversight of all internal and external audit functions and the approval and engagement of the Company’s independent auditors and loan review consultants. The Audit/Risk Committee Charter is available on the Company’s website at www.consumersbank.com. The Board of Directors of Consumers Bancorp has determined that each member of the Audit/Risk Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that Mr. Paden satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. The Report of the Audit Committee is on page 15 of this Proxy Statement. During the 2020 fiscal year, the Audit/Risk Committee met four times.

The Compensation Committee reviews overall bank compensation policies and executive management compensation. This committee is comprised of Mr. Furey, Mr. Goris, Mr. Johnson, Mr. Kishman and Mr. Paden, who serves as chairman. The Board of Directors of Consumers Bancorp has determined that each member of the Compensation Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section of this Proxy Statement. During the 2020 fiscal year, the Compensation Committee met three times. The Compensation Committee Charter is available on the Company’s website at www.consumersbank.com.

The Loan Committee is comprised of Mr. Furey, Mr. Kishman, Mr. Lober, Ms. McClellan, Mr. Paden and Mr. Schmuck, who serves as chairman. The Loan Committee reviews the lending policies and monitors the Loan Administration’s compliance with such policies, ensures that management’s handling of credit risk complies with Board decisions about acceptable levels of risk, ensures management follows appropriate procedures to recognize adverse trends, takes any needed corrective actions and maintains an adequate allowance for loan and lease losses. The Loan Committee is also responsible for approving loans that exceed the Internal Loan Committee’s lending authority. During the 2020 fiscal year, the Loan Committee met 27 times.

The Executive Committee reviews and approves new products, services and key vendor relationships. All major functions are subject to the review and approval of the Executive Committee, including, but not limited to, new initiatives, business resumption planning and ongoing processes for information technology, information security, deposit operations and facilities. The committee also reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Kishman, Ms. McClellan, Mr. Paden and Mr. Furey, who serves as the chairman. During the 2020 fiscal year, the Executive Committee met four times.

The Corporate Governance/Nominating Committee is responsible for the selection of individuals for nomination or re-election to the Board of Directors, making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. The Corporate Governance/Nominating Committee is comprised of Mr. Goris, Mr. Kiko, Mr. Schmuck and Mr. Johnson, who serves as chairman. The Board of Directors of Consumers Bancorp has determined that each member of the Corporate Governance/Nominating Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules. During the 2020 fiscal year, the Corporate Governance/Nominating Committee met three times.

Under the terms of the Corporate Governance/Nominating Committee Charter, the committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Corporate Governance/Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Amended and Restated Regulations and the Board Addition/Replacement Procedures found in the Board and Management Succession Policy. As part of its considerations, the Corporate Governance/Nominating Committee places value on having directors with experiences and expertise that are diverse from other Board members. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Corporate Governance/Nominating committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Corporate Governance/Nominating Committee Charter is available on the Company’s website at www.consumersbank.com.

Shareholders desiring to nominate a candidate for election as a director at the 2021 Annual Meeting of Shareholders, other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy, must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than August 10, 2021 or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by August 10, 2021 or if the candidate does not meet the criteria set forth in the Company’s Amended and Restated Regulations.

Board Leadership Structure; Role in Risk Oversight

In accordance with our regulations, the Board elects our Chairman and Chief Executive Officer, or CEO, and both of these positions may be held by the same person or may be held by different people. Currently the offices of Chairman and CEO are separated. The Board believes that the separation of offices of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on management and operating responsibilities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the broad oversight of risk and the establishment of risk tolerances. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as intended.

Insider Trading Policy and Anti-hedging

Under our Insider Trading Policy, each executive officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our executive officer or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits our executive officers and directors from purchasing our common stock on margin, engaging in short sales, or buying or selling derivative securities.

Director Compensation

The Compensation Committee annually reviews and recommends to the Board of Directors the proposed director fees after consideration of information from peer surveys, past compensation practices and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members.

Fees Paid in Cash

Non-employee directors receive an annual retainer and are compensated for each Consumers National Bank Board of Directors meeting and each committee meeting they attend. For the 2020 fiscal year, the annual retainer was $7,000 per year and the compensation for attendance at a Board of Directors meeting was $1,000 per meeting. The Chairman of the Board receives an additional $10,000 and the Vice Chairman received an additional $2,000 per year for serving in those capacities. The following table details the fees paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability		Audit/ Risk	Compensation	Corporate Governance/ Nominating	Executive	Loan
Committee Chair	$	*	$300	$200	$200	$300	$200
Committee Member		$100	$200	$100	$100	$200	$100

* Denotes committee chaired by an employee of the Company

Equity Compensation

Under the 2010 Omnibus Incentive Plan, Stock Awards may be granted to all directors if certain specified performance targets as established by the Compensation Committee are achieved. For the 2020 fiscal year, the Compensation Committee selected net income as the Company’s performance target and stock grants associated with meeting the performance target will be awarded on September 21, 2020 with the issuance of the Company’s financial statements. The total value of stock granted to all non-employee directors for fiscal year 2020, as determined by the Compensation Committee, is equal to 20% of the total cash fees earned by the directors during fiscal year 2020, or $4,702 per director.

For the 2020 fiscal year, Mr. Lober is an employee of Consumers National Bank and received no additional compensation for his service as a director. Effective October 1, 2018, Ms. McClellan retired from her internal corporate duties as the Director of Shareholder Relations but continued her responsibilities as Chairman of the Board of Directors.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board during the 2020 fiscal year. The compensation received by Mr. Lober is shown in the “Summary Compensation Table” which is included under the “Executive Officers” section in the following pages.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Total ($)
John P. Furey	$25,100	$3,163	$28,263
Bradley Goris	21,000	3,163	24,163
David W. Johnson	20,300	3,163	23,463
Richard T. Kiko, Jr.	20,400	3,163	23,563
Thomas M. Kishman	21,200	3,163	24,363
Laurie L. McClellan	32,700	3,163	35,863
Phillip R. Mueller (2)	13,750	3,163	16,913
Frank L. Paden	24,300	3,163	27,463
John W. Parkinson (3)	10,400	—	10,400
Harry W. Schmuck, Jr.	25,800	3,163	28,963

(1)	The amounts reported in this column represent the grant date value of the stock awards granted during the 2020 fiscal year. Each Director received a stock award of 174 shares on September 12, 2019.
(2)	Mr. Mueller resigned from the Board of Directors during the 2020 fiscal year.
(3)	Mr. Parkinson joined the Board of Directors January 1, 2020.

For the 2021 fiscal year, it is expected that director compensation will be increased based upon a peer group analysis that is being completed by a third party that will be used to establish the annual retainer, board meeting compensation and the committee meeting fees. Stock awards will be made to all directors and executive officers in September 2021 if certain specified performance targets, as established by the Compensation Committee, are achieved for the fiscal year ending June 30, 2021. The total value of stock granted to all non-employee directors is expected to be in a range of 20% to 40% of the total cash fees earned by the directors, with each non-employee director receiving an equal amount of the total and the stock will vest on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner equal to or more than 5% of the outstanding shares of the Company’s common stock as of June 30, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of June 30, 2020	Percent of Common Shares

James V. Hanna 14269 Lincoln S.E. Minerva, OH 44657	197,195 (1)	6.54%

Beese, Fulmer Investment Management, Inc 200 Market Ave #1150 Canton, OH 44702	229,892 (2)	7.62%

(1)	Includes 192,663 shares owned by or jointly with family members and trusts.

(2)

Based on a Schedule 13G filing by Beese, Fulmer Investment Management, Inc on February 12, 2020. Beese, Fulmer, in its capacity as an investment adviser, reported that it may be deemed to beneficially own 229,892 shares held by its clients.

Security Ownership of Directors and Management

The following table shows the beneficial ownership of the Company’s common stock as of August 31, 2020 for each director and named executive officer of the Company and for all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares
John P. Furey	46,383	(1)	1.54%
Bradley Goris	9,754	(2)	*
David W. Johnson	18,678		*
Richard T. Kiko, Jr.	3,412	(3)	*
Thomas M. Kishman	19,778	(4)	*
Ralph J. Lober II	31,312	(5)	1.04%
Laurie L. McClellan	141,897	(6)	4.71%
Frank L. Paden	5,030		*
John W. Parkinson	11,300		*
Harry W. Schmuck, Jr.	18,705	(7)	*
Scott E. Dodds	6,289		*
Renee K. Wood	11,812	(8)	*
All directors and executive officers as a group (14 persons)	330,717		10.96%
*	Denotes less than one percent of outstanding shares.

(1)	Includes 31,393 shares owned by or jointly with family members or trusts.
(2)	Includes 9,472 shares owned jointly with family members.
(3)	Includes 2,126 shares owned in trust.
(4)	Includes 8,615 shares owned by or jointly with family members.
(5)	Includes 17,546 shares owned jointly with family members.
(6)	Includes 134,314 shares owned by or jointly with family members and trusts.
(7)	Includes 118 shares owned by family members.
(8)	Includes 8,193 shares owned jointly with family members.

Executive Officers Who Are Not Directors

The following information is provided with respect to each person who currently serves as an executive officer of the Company who does not serve as a director.

Scott E. Dodds (age 58) serves as Executive Vice President and Senior Loan Officer. Mr. Dodds joined Consumers in November 2013 as Senior Vice President and Senior Lender. Prior to joining Consumers, Mr. Dodds served as Senior Vice President, Business Banking at FirstMerit Bank. He has served in various financial and banking positions, including: President for Weather Vane Capital, LLC, Senior Vice President, Chief Banking Officer for Ohio Legacy Bank, and Executive Vice President and Retail Banking for Unizan Bank, National Association. Mr. Dodds brings over 34 years of banking experience in the operations, sales and business development areas of banking. Mr. Dodds is a graduate of the Stonier Graduate School of Banking and BAI Graduate school of Executive Bank Management.

Suzanne Mikes (age 41) serves as Senior Vice President, Chief Credit Officer. Ms. Mikes joined Consumers in June 2017 as Vice President, Chief Credit Officer. Prior to joining Consumers, Ms. Mikes served as a Senior Credit Analyst, AVP for CFBank, National Association from 2011 to 2017 and has over 18 years of credit experience. She completed her undergraduate degree at Mount Union College in 2001 and her MBA at Kent State University in 2007. Ms. Mikes is actively involved in her community and currently volunteers as a Girl Scout Troop Leader and is a member of University of Mount Union’s Business Advisory Council.

Derek G. Williams (age 61) serves as Senior Vice President, Retail Operations and Sales, having been appointed to this position in March 2013. Mr. Williams previously served as Senior Vice President, Training and Sales Development Officer from July 2011 to March 2013. Prior to joining Consumers, Mr. Williams served as Vice President, Senior Business Banker for Huntington Bank and as Senior Vice President, Chief Deposit Officer at Ohio Legacy Bank. Mr. Williams is a graduate of the Bank Administration Institute (BAI) School, Retail Banking Management and has obtained a broad range of retail and commercial experience in his banking career that extends over 42 years.

Renee K. Wood (age 49) serves as Executive Vice President, Chief Financial Officer and Treasurer. Ms. Wood joined Consumers in January 2005 and was appointed the Chief Financial Officer and Treasurer in July 2005. Prior to joining Consumers, Ms. Wood served as Vice President, Controller of the Finance Department for Unizan Bank, National Association from 2002 to 2005. Her 26 years of banking experience includes senior or management level positions, primarily in the accounting or finance areas of banking. Ms. Wood is a graduate of the Graduate School of Banking in Madison, Wisconsin.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides information regarding the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2020 whose compensation is detailed in this proxy statement. These named executive officers are the President and Chief Executive Officer, Chief Financial Officer and Senior Loan Officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of the compensation programs. The committee reviews and recommends company benefit and incentive plans and reviews the individual performance of the Chief Executive Officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers considering their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, equity-based awards, and long-term compensation. The Compensation Committee manages all components on an integrated basis with a goal of achieving the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

From time to time, the Compensation Committee utilizes outside consultants to provide analysis regarding our executive compensation program. Typically this is done once every three years. During the 2019 fiscal year, the Compensation Committee engaged Blanchard Consulting Group to review executive officers’ compensation and to make recommendations regarding the structure of their future compensation packages. Per the Compensation Committee’s instructions, Blanchard performed a market assessment and made recommendations on base salary, incentive pay and benefits for each named executive officer as compared to similar peer banks. For the 2020 fiscal year, Blanchard Consulting Group was engaged by the Compensation Committee to complete a peer group analysis for an executive and board compensation review.

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the Chief Executive Officer, human resources, finance and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. The Compensation Committee will seek input from the Chief Executive Officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. The Compensation Committee delegates some responsibilities to management to assist in the development of design of the annual incentive compensation program for the Compensation Committee’s consideration. The Compensation Committee does not delegate the determination of compensation of the named executive officers to management.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an executive officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. The Compensation Committee has adopted the philosophy to target executive compensation to the midpoint of its peer group that was developed for the compensation analysis. The Company’s performance as measured by its results compared to previous years is also considered in determining the overall adjustments to executive officers’ salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals.

Based on a review of the Company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

Incentive Compensation

The purpose of the incentive compensation program is to focus executives on achieving and possibly exceeding the Company’s annual performance objectives consistent with safe and sound operations of the Company. Incentive compensation is provided to recognize achievement of annual financial targets and is paid in accordance with the quantitative and qualitative objectives established by the Compensation Committee. In establishing the incentive compensation’s metrics and targets for the 2020 fiscal year, the Compensation Committee utilized the Company’s budget to set the performance at levels that were determined to be reasonable and achievable. In setting the named executive officers’ awards, the Compensation Committee considered the following core corporate financial measures: return on average assets (ROA), return on average equity (ROE), the net interest margin, total delinquency and growth in total loans and deposits.

The following table sets forth the core corporate financial metrics, targets and actual results for the named executive officers:

	Target Range
Metrics	Threshold	Target	Maximum	2020 Actual
ROA	0.78%	0.82%	1.02%	0.89%
ROE	9.50%	9.75%	11.75%	9.67%
Net Interest Margin	3.42%	3.52%	3.73%	3.70%
Delinquency	0.89%	0.89%	0.57%	0.26%
Gross Loans	$421,650	$443,842	$466,034	$542,861
Total Deposits	$555,655	$573,202	$614,145	$633,355

For the Chief Executive Officer, a range of 14.0% to 50.0% of salary is tied to these core corporate financial measures. For the Chief Financial Officer and Senior Loan Officer, a range of 11.0% to 40.0% of salary is tied to these core corporate financial measures. Performance was assessed after the end of the performance period and cash incentive payments based on the Company’s performance were made only if one or more financial metrics met or exceeded the targets established by the Compensation Committee.

Based on the above performance measures and the Compensation Committee’s assessment of individual performance, the 2020 cash incentive payments were awarded as follows relative to the 2020 target value:

Named Executive Officer	2020 Maximum Target Value ($)	2020 Cash Incentive Payment ($) (1)
Ralph Lober	$135,380	$98,151
Renee Wood	$74,337	$56,961
Scott Dodds	$72,718	$55,720
(1)	The amounts included in this column are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan, a non-qualified Salary Continuation Program and the 2010 Omnibus Incentive Plan. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Participation in the Salary Continuation Plan is limited and is subject to meeting performance criteria established by the Compensation Committee and approved by the Board of Directors. Under the 2010 Omnibus Incentive Plan, from time to time, stock awards have been made to all directors, all executive officers and certain other senior management personnel. Stock awards will be made in the 2021 fiscal year since the specified net income performance target as established by the Compensation Committee was achieved for the 2020 fiscal year. The value of the stock award that will be granted to the Chief Executive Officer will be 20% of base salary. The value of the stock award that will be granted to the Chief Financial Officer and Senior Loan Officer will be 12.5% of each officer’s base salary. Twenty-five percent of the stock awarded will vest on the grant date, which is the end of the performance period, with the remaining vesting 25% per year over a three-year period. These long-term incentive compensation plans are designed to promote a vested interest in the long-term strategic performance goals of the Company and discourage turnover among its executive officers and other employees.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s principal executive officer, principal financial officer, and one other of the most highly compensated executive officers serving at the end of the 2020 fiscal year. The individuals listed in this table are sometimes referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($) (4)	Total ($)
Ralph J. Lober II	2020	$266,929	$250	$63,866	$—	$98,151	$124,318	$11,595	$565,109
President and Chief Executive Officer	2019	253,560	250	22,314	—	81,101	93,327	9,788	460,340

Renee K. Wood	2020	$184,490	$7,750	$31,579	$—	$56,961	$57,518	$7,988	$346,286
Executive Vice President, Chief Financial Officer/Treasurer	2019	179,180	250	15,789	—	37,890	51,953	7,491	292,553

Scott E. Dodds	2020	$180,470	$250	$30,888	$—	$55,720	$50,179	$19,113	$336,620
Executive Vice President and Senior Loan Officer	2019	175,249	250	15,435	—	39,722	46,424	15,083	292,163

(1)

The amounts in this column represents a $250 Christmas bonus that was paid to each of the named executive officers and a $7,500 bonus paid to the Chief Financial Officer following the completion of the acquisition of Peoples Bancorp of Mt. Pleasant, Inc. and the successful integration of their systems.

(2)	The amounts in this column are the grant date fair values of awards of restricted stock.

(3)	The amounts in this column reflect cash incentive awards. See the discussion under Compensation Discussion and Analysis – Incentive Compensation.

(4)

All other compensation as reported in this column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan & Trust, dividends on restricted stock, premiums for group term life insurance and perquisites. The perquisites provided for Mr. Dodds are country club dues. These amounts for fiscal year 2020 are detailed below:

Name	Amounts Contributed to 401(k) Plan	Dividends on Restricted Stock	Group Term Life Insurance	Perquisites	Total All Other Compensation
Ralph J. Lober II	$10,678	$420	$497	$—	$11,595
Renee K. Wood	7,380	284	324	—	7,988
Scott E. Dodds	7,219	301	929	10,664	19,113

The following table sets forth details about the unvested restricted stock awards held by the named executive officers as of June 30, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Ralph J. Lober II	9/21/2019	—	—	2,635	$37,391
Ralph J. Lober II	9/12/2018	—	—	478	6,783
Ralph J. Lober II	9/21/2017	—	—	247	3,505
Renee K. Wood	9/21/2019	—	—	1,303	18,490
Renee K. Wood	9/12/2018	—	—	338	4,796
Renee K. Wood	9/21/2017	—	—	165	2,341
Scott E. Dodds	9/21/2019	—	—	1,275	18,092
Scott E. Dodds	9/12/2018	—	—	330	4,683
Scott E. Dodds	9/21/2017	—	—	179	2,540

(1)	Restricted stock awards vest on the anniversary date of the grant based on a three-year vesting schedule.
(2)

The market value of the awards of restricted stock that have not yet vested was determined by multiplying the closing price of a share of Consumers common stock on June 30, 2020 ($14.19) by the number of shares.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2020, Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation and contributions of the participants. An eligible participant is one who has completed six months of service and has attained the age of 21. At the time of retirement, attainment of age 59 ½, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober and Renee K. Wood.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a non-qualified salary continuation plan (SCP) to encourage the long-term retention of executives and avoid the cost of turnover. The SCP is considered an unfunded plan for tax and Employee Retirement Income Security Act (ERISA) purposes and all obligations arising under the SCP are payable from the general assets of the Company. Pursuant to the SCP, agreements have been entered into between Consumers National Bank and certain executives and the agreements incorporate covenants against competition, solicitation or disclosure of confidential information. The participants in the SCP are determined by the Board of Directors. SCP agreements have been entered into with Mr. Lober, Ms. Wood and Mr. Dodds and are collectively referred to as the “SCP Agreements.”

The SCP Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of the SCP Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the SCP Agreements commences at various ages and is prorated until age 65. If any of the executives die during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability. Following a change in control of Consumers National Bank, Mr. Lober can become fully vested and eligible to receive a payment equal to the greater of (1) two times Mr. Lober’s base salary in effect immediately preceding termination of employment or (2) the amount accrued by the Company as of the month preceding termination of employment. Following a change in control of Consumers National Bank, Ms. Wood and Mr. Dodds can become fully vested and eligible to receive a payment equal to the greater of (1) one times their base salary in effect immediately preceding termination of employment or (2) the amount accrued by the Company as of the month preceding termination of employment. All the remaining executives participating in the SCP can become fully vested in the Accrual Balance upon termination of employment following a change in control of Consumers National Bank. For purposes of these SCP Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the SCP Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect on June 30, 2020 was 4.0% and June 30, 2019 was 4.5%.

PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph J. Lober	Salary Continuation Program	$ 801,121	$ —
Renee K. Wood	Salary Continuation Program	$ 298,577	$ —
Scott E. Dodds	Salary Continuation Program	$ 169,279	$ —

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is not party to any change in control agreements with its current named executive officers. Under the Salary Continuation Program, Mr. Lober would have received a payment of $801,121, Ms. Wood would have received $298,577 and Mr. Dodds would have received $181,794 as of June 30, 2020 if a change of control and a termination of their employment had occurred. No participant will receive a benefit payment under the Salary Continuation Program if they are terminated for cause.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of its officers and persons who own more than 10% of its registered equity securities to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2020, its reporting persons complied with all Section 16(a) filing requirements.

CERTAIN TRANSACTIONS AND RELATIONSHIPS AND LEGAL PROCEEDINGS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during the fiscal years ended June 30, 2019 and June 30, 2020. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey, a director, is the managing member of Furey Holdings, LLC. The lease commenced on December 23, 2005, with an original term of ten years. The initial term of the lease has ended and now the renewal term expires on December 23, 2023. Lease payments for the fiscal years ended June 30, 2019 and June 30, 2020 totaled $36,007 in each respective fiscal year and the aggregate amount of lease payments until the end of the renewal term of the lease are estimated to be $90,018. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

Mr. Kiko, a director, is associated with Kiko Auctioneers and Kiko Realty. In the ordinary course of business, the Company has retained the services of Kiko Auctioneers and Kiko Realty to liquidate property and may continue to retain their services in the future. Also, Mr. Kishman, a director, is the co-owner of Kishman’s IGA and Gulf GasNGo from which the Company purchases goods and services from in the ordinary course of business. The value of the services received from each of Kiko Auctioneers, Kiko Realty and Kishman’s IGA and Gulf GasNGo was less than $120,000, respectively, in each of the 2019 and 2020 fiscal years.

There are no family relationships among directors and executive officers that require disclosure.

Each officer and director are expected to bring any relationship or transaction with the Company in which he or she has a direct or indirect interest to the attention of the Board of Directors. The non-interested directors review the transaction and consider, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit/Risk Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2020. In addition, the Audit/Risk Committee has discussed with Crowe LLP, the independent registered public accounting firm for Consumers Bancorp, the matters required by PCAOB Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vo. 1. AU 380) and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Crowe LLP matters relating to its independence and received from Crowe LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence. The Audit/Risk Committee has discussed with Crowe LLP its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit/Risk Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

The Audit/Risk Committee

Mr. Paden, Chairman

Mr. Goris

Mr. Kiko

Mr. Parkinson

Mr. Schmuck

Independent Registered Public Accounting Firm

On September 10, 2020, the Company engaged Plante & Moran, PLLC (Plante Moran) as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for the fiscal year 2021. Plante Moran’s engagement was recommended and approved by the Audit Committee and approved by the Board of Directors. Prior to September 2020, Crowe LLP (Crowe) served as the Company’s independent accounting firm since 1998 and audited the consolidated financial statements for the year ended June 30, 2020. Representatives of Crowe and Plante Moran will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Crowe’s audit reports on the Company’s consolidated financial statements as of and for the years ended June 30, 2020 and June 30, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended June 30, 2020 and June 30, 2019, respectively, and in the subsequent interim period through September 10, 2020, there were (i) no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended June 30, 2019 and 2020, and the subsequent interim period through September 10, 2020, neither the Company nor anyone on its behalf consulted with Plante Moran regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304 of Regulation S-K and the related instructions.

Principal Accounting Fees and Services

The Audit/Risk Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit/Risk Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any audit and non-audit related service performed by the independent auditors.

Crowe billed the Company $205,243 and $100,238 for the fiscal years ended June 30, 2020 and June 30, 2019, respectively. The table below sets forth the aggregate fees billed by Crowe for services rendered to the Company and its affiliates for the fiscal years 2020 and 2019.

	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2020	$131,800	$—	$35,943	$37,500
2019	$89,000	$—	$10,850	$388

The “Tax Fees” for 2020 and 2019 related principally to filing, compliance and tax strategy planning.

The “All Other Fees” consist of fees for permitted services rendered by Crowe that do not fit within the above category descriptions, which in 2019 included fees for a conference and compensation survey and in 2020 included fees for Housing and Urban Development audit and the issuance of their consent to refer to their opinion on the fiscal 2019 consolidated financial statements included in the Company’s Registration Statement on form S-4.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2021 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 27, 2021.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2021 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than August 10, 2021 or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by August 10, 2021.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit/Risk Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2020 has been mailed concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Theresa J. Linder, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumersbank.com.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President, a Vice President, or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

By Order of the Board of Directors

Laurie L. McClellan
Chairman

Minerva, Ohio

September 21, 2020

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CONSUMERS Bancorp Inc. VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/cbkm** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/cbkm

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - Bradley Goris	☐	☐
02 - Laurie L. McClellan	☐	☐
03 - Harry W. Schmuck, Jr.	☐	☐

	For	Against	Abstain
2. In their discretion, the proxies are authorized to vote upon the transaction of any other business that may properly come before the meeting or any adjournment thereof.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2020 Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held on Thursday, October 29, 2020 at 10:00 A.M. (local time), virtually via the internet at www.meetingcenter.io/296950890.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — CBKM2020.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/cbkm

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/cbkm

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY - CONSUMERS BANCORP, INC.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 29, 2020

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Theresa Linder and Cipriano Beredo, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, October 29, 2020 at 10:00 A.M. (local time), or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.